 Exhibit 99.2
Contact Information
8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182 (703) 918-2430 http://www.arielway.com	Hawk Associates, Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: (305) 852-2383 E-mail: info@hawkassociates.com http://www.hawkassociates.com http://www.hawkmicrocaps.com

Ariel Way’s dbsXmedia Selected as Purchaser of Loral Skynet BTV Product Line

Expected to Add Accretive Revenue of More Than $3.5M

Vienna, Virginia - February 23, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: NFDV) a technology and services provider for highly secure global communications solutions, today announced that it’s dbsXmedia subsidiary has been selected by Loral Skynet as purchaser of it’s BTV product line and will assume the management and further development of Loral Skynet’s traditional business television services (BTV), subject to certain closing conditions, including bankruptcy court approval.

Under the terms of the transaction, dbsXmedia will acquire Loral Skynet’s BTV client base in exchange for cash, stock in the company of its funding partner, Ariel Way, Inc. and ongoing contracts for infrastructure support from Loral Skynet. The ownership transition will leave unchanged the services for current customers under an agreement that maintains the existing teleport and satellite infrastructure provided by Loral Skynet. dbsXmedia has agreed that some of the employees of Loral Skynet's BTV group will transfer to dbsXmedia's expected new offices in Plymouth, England and Frederick, Maryland. This highly experienced team will take over the daily operations of customers’ corporate communications networks, ensuring seamless, high quality service.

This Transaction will allow dbsXmedia to generate an accretive of over $3.5 Million a year revenue to Ariel Way.

“dbsXmedia's management team, dedication to effective corporate communications networks, and financial backing make it the ideal partner for both Loral Skynet and our BTV customers,” said Patrick Brant, president, Loral Skynet. ”And, the divesture of the BTV business allows Loral Skynet to focus on its core fixed satellite and network services businesses.”

“We aim to provide the BTV client base with both continuity and rapid improvements to the overall service offer," said David Howgill, CEO, dbsXmedia. "Loral Skynet will provide the core of our services infrastructure; we will provide the know-how, technology and service - the combination of which allows us to provide state-of-the-art solutions for video, radio and digital signage solutions for the corporate and retail world."

About dbsXmedia

dbsXmedia aims to provide communications infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia is part of the Ariel Way, Inc. group of companies (OTCBB:NFDV). dbsXmedia's executive management has over 25 years of experience in the video and transmission industry. dbsXmedia will operate from offices in the United States and United Kingdom, providing industry leading solutions for BTV, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks.

About Loral Skynet

A pioneer in the satellite industry, Loral Skynet delivers the superior service quality and range of satellite solutions that have made it an industry leader for more than 40 years. Through the broad coverage of the Telstar satellite fleet, in combination with its hybrid VSAT/fiber global network infrastructure, Skynet meets the needs of companies around the world for broadcast and data network services, Internet access, IP and systems integration. Headquartered in Bedminster, New Jersey, Loral Skynet is dedicated to providing secure, high-quality connectivity and communications. For more information, visit the Loral Skynet web site at www.loralskynet.com.

About Ariel Way

Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product lines and service industries. The technology development effort for highly secure communications solutions and services is conducted by a wholly owned subsidiary, Enfotec, Inc.

For more information: www.dbsXmedia.com or www.arielway.com

A profile on the company can be found at http://www.hawkassociates.com/arielway/profile.htm.

An online investor kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful investor relations information can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.